As filed with the Securities and Exchange Commission on July 8, 2003

Registration No. 333-57336

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVERY COMMUNICATIONS, INC.

(Name of Issuer in its Charter)

Delaware	4899	22-2227079
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2700 Patriot Boulevard, Suite 150

Glenview, Illinois 60025

(847) 832-0077

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Thomas C. Ratchford

Avery Communications, Inc.

2700 Patriot Boulevard, Suite 150

Glenview, Illinois 60025

(847) 832-0077

(Name, Address and Telephone Number of Agent for Service)

With a copy to:

Bruce A. Cheatham

Winstead Sechrest & Minick P.C.

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

(214) 745-5213

Approximate date of proposed sale to public:    This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On March 21, 2001, Avery Communications, Inc., a Delaware corporation (“Avery”), filed a registration statement on Form SB-2 (No. 333-57336) (as amended, the “Registration Statement”) to register 9,722,894 shares of Avery’s common stock, par value $0.01 per share (the “Common Stock”), for sale from time to time by certain of Avery’s security holders (the “Offering”). Avery subsequently filed Pre-Effective Amendment No. 1 on May 10, 2001, pertaining to the Offering and constituting part of the Registration Statement.

In accordance with the undertaking contained in Item 28 of the Registration Statement, Avery requests that the Securities and Exchange Commission remove from registration all of the shares that remain unsold under the Registration Statement. Avery is requesting removal from registration of these shares because its obligation to maintain the effectiveness of the Registration Statement has ended. In addition, no sales of any shares of Common Stock have been made pursuant to the Registration Statement since it became effective in May 2001.

Accordingly, Avery files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the number of shares of the Common Stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Avery has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Glenview, State of Illinois, on July 8, 2003.

AVERY COMMUNICATIONS, INC.

By:	/s/ THOMAS C. RATCHFORD
Thomas C. Ratchford Vice President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ PATRICK J. HAYNES, III Patrick J. Haynes, III	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Dated: July 8, 2003

/s/ MICHAEL J. LABEDZ Michael J. Labedz	Director, President and Chief Operating Officer	Dated: July 8, 2003

/s/ THOMAS C. RATCHFORD Thomas C. Ratchford	Director, Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	Dated: July 8, 2003

/s/ ROBERT T. ISHAM, JR. Robert T. Isham, Jr.	Director	Dated: July 8, 2003

/s/ NORMAN M. PHIPPS Norman M. Phipps	Director	Dated: July 8, 2003

/s/ J. ALAN LINDAUER J. Alan Lindauer	Director	Dated: July 8, 2003

/s/ ADM. LEIGHTON W. SMITH Adm. Leighton W. Smith	Director	Dated: July 8, 2003